Exhibit 10.1

AMERINST INSURANCE GROUP, LTD.

2016 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The Amerinst Insurance Group, Ltd. 2013 Stock Option Plan (the “Plan”) was adopted by the Board of Directors of Amerinst Insurance Group, Ltd., a Bermuda corporation (the “Company”) on June 2, 2016 (the “Effective Date”), for executives, directors and service providers of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its oversight, management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its service or employ.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Book Value” shall mean the net book value of a share of the Company’s common stock as based on the year-end audited financial statements for the Company’s immediately preceding fiscal year as determined by the then employed outside accounting firm.

“Cause” shall have the meaning ascribed thereto in any effective employment agreement between the Company or any Subsidiary and the Participant, or if no employment agreement is in effect that contains a definition of cause, then Cause shall mean a finding by the Committee that the Participant has (i) committed a felony or a crime involving moral turpitude, (ii) committed any act of gross negligence or fraud, (iii) failed, refused or neglected to substantially perform his/her duties (other than by reason of a physical or mental impairment) or to implement the reasonable directives of the Company (which, if curable, is not cured within 30 days after notice thereof to the Participant by the Committee), (iv) materially violated any policy of the Company (which, if curable, is not cured within 30 days after notice thereof to the Participant by the Committee), or (v) engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

“Change of Control” means any transaction or series of transactions pursuant to which any Person or group of related Persons in the aggregate acquire(s), directly or indirectly, (A) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the

Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (B) all or substantially all of the Company’s assets determined on a consolidated basis; provided, that a Public Offering shall not constitute a Change of Control; and provided further that, a transaction shall not constitute a Change of Control unless it also is a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under Code Section 409A(a)(2)(A)(v) (and under Treasury Regulations or other IRS guidance issued under Code Section 409A of the Code from time to time).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor regulations, notices, or guidance promulgated pursuant thereto by the United States Treasury Department.

“Committee” shall mean the Compensation Committee of the Board, or such other committee of the Board which may be designated by the Board to administer the Plan.

“Common Stock” shall mean the Company’s common stock, par value $1.00 per share, or in the event that the outstanding common stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock securities.

“Company” shall mean Amerinst Insurance Group, Ltd., a Bermuda corporation, and (except to the extent the context requires otherwise) any Subsidiary of Amerinst Insurance Group, Ltd.

“Disability” shall have the meaning ascribed thereto in any effective employment agreement between the Company or any Subsidiary and the Participant, or if no employment agreement is in effect that contains a definition of disability, then disability shall mean the inability, due to documented illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively such Participant’s duties and obligations to the Company and its Subsidiaries or to participate effectively and actively in the management of the Company and its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Committee.

“Exercise Date” is defined in Section 5.4(a).

“Exercise Price” is defined in Section 5.4(b).

“Grant Price” is defined in Section 5.2.

“Participant” shall mean any executive, employee, director or other service provider of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of capital stock of the Company and the listing of the Company’s capital stock on a stock exchange.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof or (B) such Person is a general partner, managing member of managing director of such partnership, limited liability company, or other business entity.

ARTICLE III

Administration

3.1 Administration.

(a) The Plan shall be administered by the Committee.

(b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

3.2 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 3.2 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

ARTICLE IV

Limitation on Aggregate Shares

Subject to the provisions of Section 6.3, the total number of shares of common stock with respect to which Options may be granted under the Plan shall not exceed 100,000 shares. If, prior to exercise, any Options are forfeited, lapse or terminate for any reason, the shares covered thereby may again be available for Option grants under the Plan. The shares of Common Stock available under this Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Options

5.1 Form of Option. Options granted under this Plan shall be nonqualified stock options and are not intended to be “incentive stock options” within the meaning of Code Section 422(a) or any successor provision.

5.2 Grant Price. The Option grant price per share of Common Stock (the “Grant Price”) shall be fixed by the Committee on the date of grant, and unless otherwise determined by the Committee shall be the per share Book Value of the Company on the date of grant.

5.3 Vesting. The Committee may establish a vesting schedule (or no vesting schedule) and such terms and conditions (such as a retiree provision) as it determines in its discretion for any Option that is granted hereunder. Notwithstanding any vesting schedule established for any Option, such Option shall become fully vested upon the death or Disability of the Participant, or upon the occurrence of a Change of Control. A vested Option shall remain outstanding until the Exercise Date set forth in Section 5.4(a) below regardless of whether the Participant remains an employee, director or service provider of the Company; provided, that if a Participant is terminated for Cause, any vested Option that has not previously been exercised pursuant to Section 5.4 shall be immediately forfeited upon such termination

5.4 Exercisability.

(a) Each vested Option shall be deemed exercised on the earlier to occur of (i) the 6th anniversary of the date of grant, or (ii) the date of a Change of Control (the “Exercise Date”).

(b) The price at which Options are exercised (the “Exercise Price”) shall be the per share Book Value of the Company on the Exercise Date (in the case of exercise on the specified anniversary date under Section 5.4(a)(i)), or the per share fair market value of the Company’s common stock (in the event of a Change of Control).

(c) If the Grant Price equals or exceeds the Exercise Price on the Exercise Date, the Option will be deemed to have lapsed on that date without value.

5.5 Payment of Exercise Price. Options shall be deemed exercised on the Exercise Date set forth in Section 5.4 above, and unless the Participant elects in writing on or before the Exercise Date to pay the Grant Price in cash, exercised Options shall be settled using a net settlement mechanism whereby the number of shares delivered upon exercise of the Option will be reduced by the number of shares that has a Book Value equal to the Option Grant Price. A Participant may elect to pay the Option Grant Price in cash (including cashier’s or certified check, bank draft or money order) or in such other manner as determined by the Committee (if in accordance with policies approved by the Board).

5.6 Option Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”), which shall be signed by the Participant and by an authorized officer or director of the Company (who is not the Participant) for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan and the Option Agreement.

5.7 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(a) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(b) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

ARTICLE VI

General Provisions

6.1 Listing, Registration and Compliance with Laws and Regulations Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options, as the case may be, upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted, exercised or issued, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers, directors and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

6.2 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction. In the event that the Company or its affiliates does not make such deductions or withholdings, such Participant shall indemnify the Company and its affiliates for any amounts paid or payable by the Company or any of its affiliates with respect to any such taxes, together with any interest, penalties and additions to tax and any related expenses thereto.

6.3 Equitable Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of common stock or any merger, consolidation or exchange of shares, the Board or the Committee shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by the Option (including the issuer thereof in the case of a merger, consolidation or exchange in which the surviving entity or a parent thereof assumes or replaces all or a portion of the outstanding Options) and the Grant Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under an Option. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock then subject to any Options.

6.4 Rights of Participants. Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service as a director or service provider at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ or service of the Company for any period of time or to continue his or her present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment or service (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Option that was not previously vested shall expire and be forfeited as of the date of such termination. No employee, director or service provider shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.5 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that, no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed, and no such amendment, suspension or termination shall impair the rights of any Participant under outstanding Options, whether vested or not, without the consent of such Participant. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.6 Amendment, Modification and Cancellation. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any outstanding Option whether vested or not, without the consent of such Participant; provided further, that such amendment or modification shall not be made in a manner that would cause the Option to become subject to the excise tax under Code Section 409A.

6.7 Code Section 409A. It is the Company’s intent that the Options not be treated as a deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and, in each case, that any ambiguities in construction be interpreted in order to effectuate such intent. Options issued under the Plan shall contain such terms as the Committee determines are appropriate to comply with the requirements of Code Section 409A. In the event that, after the grant of an Option under the Plan, Section 409A is amended, or the Internal Revenue Service or Treasury Department issues additional, or amends existing, guidance interpreting Code Section 409A, the Committee may (but shall have no obligation to do so) amend or modify the terms of any such previously issued Option to the extent the Committee determines that such amendment or modification is necessary to comply with, in the case of the Options, the requirements of Code Section 409A. Notwithstanding any other provision of the Plan, the Company shall have no obligation to indemnify any Person against any taxes (or any interest or penalties thereon) attributable to the transfer, ownership, exercise, or disposition of, or any other transaction involving, Options, including, without limitation, as the result of the application of Code Section 409A.

WHEREFORE, this Plan is adopted this 2nd day of June, 2016.

AMERINST INSURANCE GROUP, LTD.

By:	/s/ Irvin F. Diamond

Title:	Chairman of the Board